UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 23, 2008
(Date of earliest event reported)

DCAP GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-1665	36-2476480
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1158 Broadway, Hewlett, NY	11557
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (516) 374-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 23, 2008, DCAP Group, Inc. expanded its Board of Directors from five members to six and appointed Michael Feinsod, one of its principal stockholders, to the Board of Directors.

Mr. Feinsod has been Chief Executive Officer of Ameritrans Capital Corporation, a closed-end investment company, since October 10, 2008. Mr. Feinsod has been President of Ameritrans Capital since November 2006 and also serves as its Chief Compliance Officer. He serves as Senior Vice President of Elk Associates Funding Corporation, a subsidiary of Ameritrans Capital, and has served as a director of Ameritrans Capital and Elk Associates Funding Corporation since December 2005.  Since January 1999, Mr. Feinsod has been Managing Member of Infinity Capital, LLC, an investment management company.  He served as an investment analyst and portfolio manager at Mark Boyar & Company, Inc., a broker-dealer, from June 1997 to January 1999.  He is admitted to practice law in New York and served as an associate in the Corporate Law Department of Paul, Hastings, Janofsky & Walker LLP from 1996 to 1997. Mr. Feinsod holds a Juris Doctorate degree from Fordham University School of Law and a Bachelor of Arts degree from George Washington University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCAP GROUP, INC.

Dated: October 24, 2008	By:	/s/ Barry B. Goldstein
Barry B. Goldstein
President